Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--77 (New Jersey and New York Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-56167 of our opinion dated January 22, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 14, 1996